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                                                                    EXHIBIT 23.2

                        CONSENT OF DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
Two Prudential Plaza
180 North Stetson Avenue
Chicago, Illinois 60601
Tel: (312) 946-3000
Fax: (312) 946-2600
www.us.deloitte.com

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-65070 of Deere & Company on Form S-4 of our report dated November 21, 2000, appearing in the Annual Report on Form 10-K of Deere & Company for the year ended October 31, 2000, and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP

Chicago, Illinois
August 16, 2001